UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 29, 2007
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

526 Boston Post Road, Wayland, MA (Address of Principal Executive Offices)	01778 (Zip Code)
(508) 358-4422
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 29, 2007, National Dentex Corporation (“National Dentex”) and its wholly-owned subsidiaries entered into a Loan Modification Agreement (the “Loan Modification Agreement”) with Bank of America, N.A. (“Bank of America”) that modifies the Second Amended and Restated Loan Agreement with Bank of America, dated November 7, 2006 (as modified, the “Loan Agreement”).
The Loan Modification Agreement provides for daily automatic advances under the first line of credit under the Loan Agreement to bring National Dentex’s demand deposit account up to an agreed upon target balance. The Loan Modification Agreement also revised a covenant under the Loan Agreement.
The text of the Loan Modification Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 in respect of the Loan Modification Agreement and Exhibit 10.1 hereof, are hereby incorporated by reference into this Item 2.03
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

10.1	Loan Modification Agreement, by and among, Bank of America, N.A., National Dentex Corporation (and the subsidiaries of National Dentex therein named) , dated March 29, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NATIONAL DENTEX CORPORATION (Registrant)
April 2, 2007

By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President, Treasurer and Chief Financial Officer

Exhibit Index

10.1	Loan Modification Agreement, by and among, Bank of America, N.A., National Dentex Corporation (and the subsidiaries of National Dentex therein named), dated March 29, 2007.